CONSENT
     I hereby consent to being named in the Registration Statement on Form S-4 of Ensource Energy Income Fund LP, a Delaware limited partnership, and in all subsequent amendments, including post-effective amendments, or supplements to the Registration Statement (including the prospectus contained therein and the filing of this consent as an exhibit to the Registration Statement), as a person about to be named a director of Ensource Energy LLC.

Date: May 15, 2006	/s/ Richard G. Zepernick, Jr.
Richard G. Zepernick, Jr.